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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  July 30, 2002


                         TippingPoint Technologies, Inc.
             (Exact name of registrant as specified in its charter)



        Delaware                  001-15715                 74-2902814
        --------                  ---------                 ----------
    (State or Other              (Commission               (IRS Employer
    Jurisdiction of              File Number)           Identification No.)
     Incorporation)



            7501B North Capital of Texas Highway, Austin, Texas 78731
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (512) 681-8000
                                                           --------------

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ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

     On July 30, 2002, TippingPoint Technologies, Inc. (the "Company") entered into a loan and security agreement (the "Loan Agreement") with Comerica Bank-California (the "Bank"). The Loan Agreement consists of a term loan facility and a revolving loan facility, and is secured by a first priority lien on substantially all of the Company's tangible and intangible assets. Under the term loan facility, the Company can borrow up to $2.5 million for purchases of equipment and software approved by the Bank. Under the revolving credit facility, the Company can borrow up to $5.0 million for working capital purposes, subject to availablity under a borrowing base. As of August 5, 2002, the Company had borrowed $731,819 under the term loan facility, and had not borrowed any amount under the revolving loan facility.

     All amounts borrowed under the term loan facility amortize over periods ending no later than July 30, 2005. The revolving credit facility terminates and all amounts borrowed thereunder and not previously repaid are due and payable in full (including any accrued interest) on July 30, 2004. Advances under both facilities accrue interest at a rate equal to the Bank's prime rate plus 0.75% per annum.

     A copy of the Loan Agreement is attached to this report on Form 8-K as
Exhibit 10.1 and the information contained therein is incorporated into this report by reference.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit No.    Description

10.1 Loan and Security Agreement by and between TippingPoint Technologies, Inc. and Comerica Bank-California.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2002

                                     TippingPoint Technologies, Inc.

                                     By: /s/ JAMES E. CAHILL
                                         ---------------------------------------
                                     James E. Cahill,
                                     Vice President, Chief Financial Officer and
                                     General Counsel

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                                Index to Exhibits

Exhibit No.    Description

10.1 Loan and Security Agreement by and between TippingPoint Technologies, Inc. and Comerica Bank-California.